Dresser-Rand Rejects the Painted Post Union's Offer to Return to Work

HOUSTON, Nov. 23 /PRNewswire-FirstCall/ -- Dresser-Rand Group Inc. ("Dresser-Rand" or the "Company") (NYSE: DRC) today confirmed that it has notified the IUE-CWA Local 313 union representatives for the Company's Painted Post facility in New York State that it has elected not to accept the union's offer to unconditionally return to work under the expired contract. The union made the offer to return to work on November 19, 2007 following a sixteen week strike and several sessions of negotiations between the Company and the union. There are approximately 400 bargaining unit employees.
"While the Company's clear desire is to reach an agreement that resolves the current contract dispute, having the employees return to work under the expired contract will not further that goal. This dispute needs to be settled and resolved at the bargaining table, not on the plant floor. The return of the employees under the old contract does nothing to resolve the dispute," said Elizabeth Powers, Vice President and Chief Administrative Officer of Dresser-Rand. "The Company maintains its commitment to achieving a new, contemporary labor agreement at its Painted Post facility to meet its long term objectives. The union and the Company have agreed to meet on November 26th and continue negotiations on consecutive days thereafter," according to Powers. "We hope for a speedy resolution to this matter."

As to the current status of Painted Post's contingency plan to provide uninterrupted service to its clients, the Company currently has approximately 130 temporary replacement workers and has hired 94 permanent replacement workers. It has also subcontracted approximately 35% of its labor hours. Productivity continues to improve and product quality is good. The facility was recently recertified ISO 9001 and 14001 by Lloyds Registry despite the strike.

The Company currently does not believe that this recent development warrants any change in its earnings guidance for 2007 and 2008 disclosed at its October 31, 2007 conference call which followed the report of the Company's third quarter 2007 results.

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries. The Company operates manufacturing facilities in the United States, France, Germany, Norway and India, and maintains a network of 27 service and support centers covering more than 140 countries.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning the Company's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends, executive compensation and other information that is not historical information. The words "anticipates," "believes," "expects," "intends," and similar expressions identify such forward-looking statements. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, the following: material weaknesses in its internal controls; economic or industry downturns; its inability to implement its business strategy to increase aftermarket parts and services revenue; competition in its markets; failure to complete or achieve the expected benefits from, any future acquisitions; economic, political, currency and other risks associated with international sales and operations; loss of senior management; the Company's brand name may be confused with others; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; ability to operate as a stand-alone company; unexpected product claims and regulations; and infringement on its intellectual property or infringement on others' intellectual property. These and other risks are discussed in greater detail in the Company's filings with the Securities and Exchange Commission at www.sec.gov. Actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition. The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. For information about Dresser-Rand, go to its website at www.dresser-rand.com.